Exhibit 10.9

Schedule A

SHIPBUILDING CONTRACT

FOR

CONSTRUCTION AND SALE

OF

ONE (1) DEADWEIGHT 81,600 MT TYPE KAMSARMAX BULK CARRIER

(HULL NO.            )

BETWEEN

[SUBSIDIARY]

or its guaranteed nominee

AS BUYER

AND

TSUNEISHI GROUP (ZHOUSHAN) SHIPBUILDING INC.

AS BUILDER

INDEX

PAGE

PREAMBLE	1

ARTICLE I - DESCRIPTION AND CLASS
1. DESCRIPTION	2
2. DIMENSIONS AND CHARACTERISTICS	2
3. CLASSIFICATION, RULES AND REGULATIONS	3
4. SUBCONTRACTING	3
5. REGISTRATION	3

ARTICLE II - CONTRACT PRICE AND TERMS OF PAYMENT
1. CONTRACT PRICE	4
2. CURRENCY	4
3. TERMS OF PAYMENT	4
4. METHOD OF PAYMENT	5
5. PREPAYMENT	5
6. SPECIAL CONDITIONS	5

ARTICLE III - ADJUSTMENT OF CONTRACT PRICE
1. DELIVERY	6
2. SPEED	7
3. FUEL CONSUMPTION	7
4. DEADWEIGHT	8
5. EFFECT OF RESCISSION	8

ARTICLE IV - APPROVAL OF PLANS AND DRAWINGS AND INSPECTION DURING CONSTRUCTION
1. APPOINTMENT OF BUYER’S REPRESENTATIVE	9
2. APPROVAL OF PLANS AND DRAWINGS	9
3. INSPECTION BY REPRESENTATIVE	9
4. FACILITIES	10
5. LIABILITY OF THE BUILDER	11
6. RESPONSIBILITY OF BUYER	11

i

ARTICLE V - MODIFICATIONS
1. MODIFICATIONS OF SPECIFICATIONS	12
2. CHANGE IN CLASS, ETC.	12
3. SUBSTITUTION OF MATERIALS	13

ARTICLE VI - TRIALS
1. NOTICE	14
2. WEATHER CONDITION	14
3. HOW CONDUCTED	14
4. METHOD OF ACCEPTANCE OR REJECTION	15
5. EFFECT OF ACCEPTANCE	16
6. DISPOSITION OF SURPLUS CONSUMABLE STORES	16

ARTICLE VII - DELIVERY
1. TIME AND PLACE	17
2. WHEN AND HOW EFFECTED	17
3. DOCUMENTS TO BE DELIVERED TO BUYER	17
4. TENDER OF VESSEL	18
5. TITLE AND RISK	18
6. REMOVAL OF VESSEL	18

ARTICLE VIII - DELAYS AND EXTENSION OF TIME FOR DELIVERY (FORCE MAJEURE)
1. CAUSES OF DELAY	19
2. NOTICE OF DELAY	19
3. DEFINITION OF PERMISSIBLE DELAY	20
4. RIGHT TO RESCIND FOR EXCESSIVE DELAY	20

ARTICLE IX - WARRANTY OF QUALITY
1. GUARANTEE	21
2. NOTICE OF DEFECTS	21
3. REMEDY OF DEFECTS	21
4. EXTENT OF BUILDER’S RESPONSIBILITY	22

ARTICLE X - RESCISSION BY BUYER
1. NOTICE	23
2. REFUND BY BUILDER	23
3. DISCHARGE OF OBLIGATIONS	23

ARTICLE XI - BUYER’S DEFAULT
1. DEFINITION OF BUYER’S DEFAULT	24
2. INTEREST AND CHARGE	24
3. EFFECT OF DEFAULT	24
4. SALE OF VESSEL	25

ARTICLE XII - INSURANCE
1. EXTENT OF INSURANCE COVERAGE	26
2. APPLICATION OF RECOVERED AMOUNT	26
3. TERMINATION OF BUILDER’S OBLIGATION TO INSURE	27

ARTICLE XIII - DISPUTE AND ARBITRATION
1. PROCEEDINGS	28
2. NOTICE OF AWARD	29
3. EXPENSES	29
4. ENTRY IN COURT	29
5. ALTERATION OF DELIVERY DATE	29

ARTICLE XIV - RIGHT OF ASSIGNMENT	30

ARTICLE XV - TAXES AND DUTIES
1. TAXES AND DUTIES IN CHINA	31
2. TAXES AND DUTIES OUTSIDE CHINA	31

ARTICLE XVI - PATENTS, TRADEMARKS, COPYRIGHTS, ETC.
1. PATENTS, TRADEMARKS AND COPYRIGHTS	32
2. GENERAL PLANS, SPECIFICATIONS AND WORKING DRAWINGS	32

ARTICLE XVII - BUYER’S SUPPLIES
1. RESPONSIBILITY OF BUYER	33
2. RESPONSIBILITY OF BUILDER	34

ARTICLE XVIII - NOTICE
1. ADDRESS	35
2. LANGUAGE	35

ARTICLE XIX - EFFECTIVE DATE OF CONTRACT	36

ARTICLE XX - INTERPRETATION
1. LAWS APPLICABLE	37
2. DISCREPANCIES	37
3. ENTIRE AGREEMENT	37

END OF CONTRACT	38

THIS CONTRACT, made this      day of             , by and between                      or its guaranteed nominee, a corporation organized and existing under the law of Panama, having its principal office at MMG Tower 16th Floor, 53rd E. Street, Urbanization Marbella, Panama City, Republic of Panama (hereinafter called the “BUYER”), the party of the first part, and, TSUNEISHI GROUP (ZHOUSHAN) SHIPBUILDING INC., a corporation organized and existing under the laws of the People’s Republic of China, having its principal office at Retiao Village, Xiushan Island, Daishan County, Zhoushan City, Zhejiang Province, the People’s Republic of China (hereinafter called the “BUILDER”), the party of the second part.

WITNESSETH

In consideration of the mutual covenants herein contained, the BUILDER agrees to build, launch, equip and complete at the BUILDER’s SHIPYARD in Zhoushan, Zhejiang Province the People’s Republic of China (hereinafter called the “SHIPYARD”) and sell and deliver to the BUYER after completion and successful trial, One (1) Deadweight 81,600 MT Type Kamsarmax Bulk Carrier, more fully described in ARTICLE I hereof (hereinafter called the “VESSEL”), and the BUYER agrees to purchase and take delivery of the VESSEL from the BUILDER and to pay for the same to the BUILDER, all upon the terms and conditions hereinafter set forth.

ARTICLE I - DESCRIPTION AND CLASS

1. DESCRIPTION

The VESSEL shall have BUILDER’s Hull No.             and shall be constructed, equipped and completed in accordance with the provisions of this Contract, the Specifications, the General Arrangement Plan and the Maker List ( hereinafter collectively called the “Specifications” ) signed by each of the parties hereto for identification and attached hereto and made an integral part hereof.

2. DIMENSIONS AND CHARACTERISTICS

Length, overall	:	Less than 229.00 M
Length, between perpendiculars	:	225.10 M
Breadth, moulded	:	32.26 M
Depth, moulded	:	20.00 M
Full loaded draft, moulded	:	14.40 M
Gross tonnage	:	About 43,400
Propelling machinery	:	1 set of M.A.N.-B&W Type Diesel Engine Max. continuous output x 89.0 R.P.M. Continuous service output x 81.1 R.P.M. (75.6% M.C.O.)

Deadweight, guaranteed	:	not less than 81,582 Metric Tons, on 14.40 M full loaded draft moulded in sea water of specific gravity of 1.025.

Trial speed, guaranteed	:	not less than 14.90 Knots, at Continuous Service Output of of Main Engine under about 48,000 metric tons displacement condition, with clean bottom under deep water and calm sea with no wind.

Fuel consumption, guaranteed	:	not more than gr/kW/hr, at Continuous Service Output of at the shop trial with fuel oil having lower calorific value of 42.7 MJ/kg under the I.S.O. condition.

The details of the above particulars as well as the definitions and method of measurements and calculations are as indicated in the Specifications.

3. CLASSIFICATION, RULES AND REGULATIONS

The VESSEL, including its machinery, equipment and outfitting shall be constructed in accordance with the rules (the edition and amendments thereto being in force as of the date of this Contract) of and under special survey of                      (hereinafter called the “Classification Society”) and shall be distinguished in the register by the symbol of                          Strengthened for heavy cargo loading where holds Nos. 2, 4 & 6 may be empty.

Decisions of the Classification Society as to compliance or non-compliance with the classification shall be final and binding upon the parties hereto.

The VESSEL shall also comply with the rules, regulations and requirements of other regulatory bodies as described in the Specifications in effect as of the date of this Contract.

All fees and charges incidental to the classification and with respect to compliance with the above referred rules, regulations and requirements shall be for account of the BUILDER.

4. SUBCONTRACTING

The BUILDER may, at its sole discretion and responsibility, subcontract any portion of the construction work of the VESSEL.

5. REGISTRATION

The VESSEL shall be registered by the BUYER at its own cost and expense under the laws of the Republic of Panama with its home port of Panama at the time of its delivery and acceptance hereunder.

(End of Article)

ARTICLE II - CONTRACT PR ICE AND TERMS OF PAYMENT

1.   CONTRACT PRICE

The purchase price of the VESSEL is United States Dollars

net receivable by the BUILDER ( hereinafter called the “Contract Price” ), which is exclusive of the BUYER’s supplies as provided in ARTICLE XVII and shall be subject to upward or downward adjustment, if any, as hereinafter set forth in this Contract.

2.   CURRENCY

Any and all payments by the BUYER to the BUILDER under this Contract shall be made in United States Dollars.

Banking charges including lifting charge, if any, shall be borne by the BUYER, but any charge made by the BUILDER’s bank is to be for the account of the BUILDER.

3.   TERMS OF PAYMENT

The Contract Price shall be paid by the BUYER to the BUILDER in Five (5) installments as follows;

  (a) 1st Installment :

  The sum of United States Dollars

shall be paid in cash upon signing of this Contract

  (b) 2nd Installment :

  The sum of United States Dollars

shall be paid in cash within one (1) year after execution of this Contract.

  (c) 3rd Installment :

  The sum of United States Dollars

shall be paid in cash upon keel-laying of the VESSEL.

(d) 4th Installment :

  The sum of United States Dollars

shall be paid in cash upon launching of the VESSEL.

  (e) 5th Installment :

  The sum of United States Dollars

plus any increase or minus any decrease due to adjustments of the Contract Price hereunder, shall be paid in cash upon delivery of the VESSEL.

4.   METHOD OF PAYMENT

    (a) 1st Installment:

The BUYER shall remit on or before                         ,          by telegraphic transfer the amount of said Installment to the Nominated Bank for account of the BUILDER after above mentioned signing of this Contract

    (b) 2nd Installment :

The BUYER shall remit within one (1) business earlier day of following year than the date of this Contract by telegraphic transfer the amount of said Installment to the Nominated Bank for account of the BUILDER.

    (c) 3rd Installment :

The BUYER shall remit within three (3) business days by telegraphic transfer the amount of said Installment to the Nominated Bank for account of the BUILDER after receipt of FAX or e-mail notice from the BUILDER confirming keel-laying of the VESSEL.

    (d) 4th Installment :

The BUYER shall remit within three (3) business days by telegraphic transfer the amount of said installment to the Nominated Bank for account of the BUILDER after receipt of FAX or e-mail notice from the BUILDER confirming launching of the VESSEL.

    (e) 5th Installment :

Not later than three (3) business day prior to the date that the Vessel is ready for delivery on the part of the BUILDER, the BUYER shall deposit cash in the Bank for the account of the BUILDER, covering the said installment as adjusted.

Such payment shall be available and releasable to the BUILDER against presentation by the BUILDER to the Bank of a copy of Protocol of Delivery and Acceptance duly and mutually signed by the BUYER and the BUILDER as set forth in the Paragraph 3 of the Article VII hereof .

No payment under this Contract shall be delayed or withheld by the BUYER on account of any dispute or disagreement of whatever nature arising between the parties hereto.

5.   PREPAYMENT

Prepayment of any Installment due on or before delivery of the VESSEL shall be subject to mutual agreement between the parties hereto.

6.   SPECIAL CONDITIONS

The terms “business day” as used in this Contract shall be defined as any day except Saturday, Sunday and legal bank holidays in China, Taiwan and Japan. On the other hand “day” as used in this Contract shall be defined as a day of all days including Saturday, Sunday and a legal bank holidays.

(End of Article)

ARTICLE III - ADJUSTMENT OF CONTRACT PRICE

The Contract Price shall be subject to adjustment, as hereinafter set forth, in the event of the following contingencies (it being understood by the parties that any reduction of the Contract Price is by way of liquidated damages and not by way of penalty):

1.   DELIVERY

(a)

No adjustment shall he made and the Contract Price shall remain unchanged for the first thirty (30) days of delay in delivery of the VESSEL beyond the Delivery Date as defined in ARTICLE VII hereof (ending as of twelve o’clock midnight of the thirtieth (30th) day of delay).

(b)

If the delivery of the VESSEL is delayed more than thirty (30) days after the Delivery Date, then, in such event, beginning at twelve o’clock midnight of the thirtieth (30th) day after the date on which the delivery is required under this Contract, the Contract Price shall be reduced by deducting therefrom the sum of United States Dollars                                                                       for each day thereafter.

However, the total reduction in the Contract Price shall not be more than United States Dollars                                                                           as would be the case for delay of one hundred twenty (120) days, counting from midnight of the thirtieth (30th) day after the Delivery Date.

(c)

But, if the delay in delivery of the VESSEL should continue for a period of one hundred twenty (120) days from the thirty-first (31st) day after the Delivery Date, then in such event, and after such period has expired, the BUYER may at its option rescind this Contract in accordance with the provisions of ARTICLE X hereof. The BUILDER may, at any time after the expiration of the aforementioned one hundred Twenty (120) days of delay in delivery, if the BUYER has not served notice of rescission as provided in ARTICLE X hereof, demand in writing that the BUYER shall make an election, in which case the BUYER shall, within fifteen (15) days after such demand is received by the BUYER, notify the BUILDER of its intention either to rescind this Contract or to consent to the acceptance of the VESSEL at an agreed future date; it being understood by the parties hereto that, if the VESSEL is not delivered by such future date, the BUYER shall have the same right of rescission upon the same terms and conditions as herein above provided.

(d)

For the purpose of this Article, the delivery of the VESSEL shall be deemed to be delayed when and if the VESSEL, after taking into full account all postponements of the Delivery Date by reason of permissible delays as defined in ARTICLE VIII and/or any other reasons under this Contract, is not delivered by the date upon which delivery is required under the terms of this Contract.

2.   SPEED

(a)

The Contract Price shall not be affected or changed by reason of the actual speed, as determined by the trial runs, being less than three-tenths (3/10ths) of one (1) knot below the guaranteed speed the VESSEL.

(b)

However, in the event of deficiency in actual speed as determined by trial runs being more than three-tenths (3/10ths) of one (1) knot below the aforementioned guaranteed speed of the VESSEL, the Contract Price shall be reduced for such deficiency in speed, by the following amount:

by US$

by US$

by US$

by US$

by US$

by US$

by US$

by US$

(c)

If the deficiency in actual speed of the VESSEL upon trial run is more than one (1) full knot below the guaranteed speed of the VESSEL, then the BUYER may, at its option, reject the VESSEL and rescind this Contract in accordance with the provisions of ARTICLE X hereof, or may accept the VESSEL at a reduction in the Contract Price, as above provided for one (1) full knot only, that is, a total reduction of United States Dollars being the maximum.

3.   FUEL CONSUMPTION

(a)

The Contract Price shall not be affected or changed by reason of the fuel consumption of the VESSEL, as determined by shop trial as per the Specifications, being more than the guaranteed fuel consumption of the VESSEL, if such excess is not more than six percent (6%) over the guaranteed fuel consumption.

(b)

However, commencing with and including an excess of six percent (6%) in the actual fuel consumption over the guaranteed fuel consumption of the VESSEL, the Contract Price shall be reduced by the following amount, up to a maximum of ten percent (10%) over the guaranteed fuel consumption of the VESSEL:

by US$             for 6% less than 7%

by US$             for 7% less than 8%

by US$             for 8% less than 9%

by US$             for 9% less than 10%

by US$             for 10%

(c)

If such actual fuel consumption exceeds ten percent (10%) of the guaranteed fuel consumption of the VESSEL, the BUYER may, at its option, reject the VESSEL and rescind this Contract in accordance with the provisions of ARTICLE X hereof, or may accept the VESSEL at a reduction in the Contract Price as above specified for ten percent (10%) only, that is, at a total reduction of United States Dollars

4. DEADWEIGHT

In the event that the actual deadweight tonnage of the VESSEL is less than the Guaranteed Deadweight, and if such deficiency exceeds Eight Hundred Twenty (820) metric tons, the Contract Price of the VESSEL shall be reduced for each full metric ton (but disregarding fraction of a metric ton) of such decreased deadweight in excess of the said Eight Hundred Twenty (820) metric tons, by the amount of United States Dollars only per metric ton.

If the deficiency in the actual deadweight tonnage of the VESSEL exceeds Two Thousand Four Hundred Sixty (2,460) metric tons below the Guaranteed Deadweight of the VESSEL, then the BUYER, at its option, may reject the VESSEL and rescind this Contract or may accept the VESSEL at a total reduction of United States Dollars

5. EFFECT OF RESCISSION

It is expressly understood and agreed by the parties hereto that in any case, if the BUYER rescinds this Contract under this Article, the BUYER shall not be entitled to any liquidated damages.

(End of Article)

ARTICLE IV - APPROVAL OF PLANS AND DRAWINGS

AND INSPECTION DURING CONSTRUCTION

1. APPOINTMENT OF BUYER’S REPRESENTATIVE

The BUYER shall, at the BUYER’s own cost and expense (including accommodation and meal fee), send to the SHIPYARD, the BUYER’s Representative (hereinafter called the “Representative”), who shall act on behalf of the BUYER with Full authorization for approval of plans and drawings and inspections during construction of the Vessel.

2. APPROVAL OF PLANS AND DRAWINGS

(a)

The BUILDER shall submit to the Representative two (2) copies each of the plans and drawings for its approval. The Representative shall, within twenty one (21) days after receipt thereof, send such approval or comments, if any, to the BUILDER by e-mail or fax or by other convenient written means if electric transmission is not acceptable.

(b)

When and if the Representative shall have been sent by the BUYER to the SHIPYARD in accordance with Paragraph 1 of this Article after stage of Steel Cutting, the BUILDER may submit the remainder, if any, of the plans and drawings in the agreed list, and all corrections, to the Representative for his approval unless otherwise agreed upon between the parties hereto.

The Representative shall, within fourteen (14) days after receipt thereof, send such approval or comments, if any, to the BUILDER by e-mail or fax or by other convenient written means if electric transmission is not practicable.

(c)

In the event that the Representative shall fail to return the plans and drawings to the BUILDER within the time limit as hereinabove provided such plans and drawings shall be deemed to have been automatically approved without any comment. It is understood that a notice by e-mail or fax accompanied with the airway bill number from the Representative within the said time limit that the plans and drawings have been sent shall prevent the BUILDER from relying on this paragraph.

3. INSPECTION BY REPRESENTATIVE

Such necessary inspections of the VESSEL its machinery, equipment and outfitting shall be carried out by the Classification Society, other regulatory bodies and/or an inspection team of the BUILDER throughout the entire period of construction, in order to ensure that the construction of the VESSEL is duly performed in accordance with this Contract and the Specifications.

Performance Standard for Protective Coating (PSPC) for ballast tanks required by IMO shall be applied to the VESSEL. Inspections thereto shall be carried out by the BUILDER’s qualified inspectors and be recorded in the Coating Technical File (CTF). Paint Maker’s inspector shall also attend such inspections. No applications for inspection shall be made to the

Representative. However, the schedule of the inspections shall be notified to the Representative well in advance and the Representative shall be given a free access to the inspections. If any queries on quality criteria or procedures of inspection required by IMO PSPC, then the Representative can make comments for discussion with the BUILDER’s qualified inspectors. In any event, the BUILDER’s qualified inspectors shall be solely responsible for final judgment as to compliance with IMO PSPC of which judgment shall bind upon all the parties concerned.

The Representative shall have, during construction of the vessel, the right to attend such tests and inspections of the VESSEL, its machinery and equipment as are mutually agreed between the BUYER and the BUILDER, without any disturbance in the inspection and/or the construction schedule of the VESSEL The BUILDER shall give a notice to the Representative reasonably in advance of the date and place of such tests and inspections to be mutually agreed between the parties for attendance of Representative. Failure of the Representative to be present at such tests and inspections after due notice of them as above provided shall be deemed to be a waiver of their right to be present.

In the event that the Representative discovers any construction or material or workmanship which is not deemed to conform to the requirements of this Contract and/or the Specifications, the Representative shall promptly give the BUILDER a notice in writing as to non-conformity. Upon receipt of such notice from the Representative, the BUILDER shall correct such non-conformity, if the BUILDER agrees to their view or the BUILDER shall notify the Representative in writing of the extent to which the BUILDER does not agree such conditions requiring corrective measures.

In all working hours during the construction of the VESSEL until delivery thereof, the Representative shall be given free and ready access to the VESSEL, its engines and accessories, and to any other place in the SHIPYARD where work is being done, or materials are being processed or stored, in connection with the construction of the VESSEL, including the yards, workshops and stores of the BUILDER and the premises of subcontractors of the BUILDER with prior consent of the SHIPYARD, which not be unreasonably withheld, who are doing work or storing materials in connection with the VESSEL’s construction.

4. FACILITIES

The BUILDER shall furnish the Representative with adequate office space, and such other reasonable facilities according to the BUILDER’s practice at, or in the vicinity of, the SHIPYARD as may be necessary to enable them to effectively carry out their duties.

With an ample prior notice by the BUYER, the BUILDER shall assist them to find suitable and convenient living quarters for the Representative nearest possible to the SHIPYARD which living quarters shall be provided for the period stipulated herein at the BUYER’s expense and responsibility.

5. LIABILITY OF THE BUILDER

The Representative shall at all times be deemed to be the employees of the BUYER and not of the BUILDER.

The BUILDER shall not be under any liability whatsoever to the BUYER, the Representative for personal injuries, including death, suffered during the time when he or they are on the VESSEL, or within the premises of either the BUILDER or its subcontractors, or are otherwise engaged in and about the construction of the VESSEL, unless, however, such personal injuries, including death were caused by a gross negligence of the BUILDER, or of any of its employees or agents or subcontractors.

The BUILDER shall not be under any liability whatsoever to the BUYER, the Representative for damage to, or loss or destruction of property of the BUYER or of the Representative, unless such damage, loss or destruction were caused by a gross negligence of the BUILDER or of any of its employees or agents or subcontractors.

6. RESPONSIBILITY OF BUYER

The BUYER shall undertake and assure that the Representative shall carry out his duties hereunder in accordance with normal shipbuilding practice of the BUILDER and in such a way as to avoid any unnecessary increase in building cost, delay in the construction of the VESSEL, and/or any disturbance in the construction schedule of the BUILDER.

The BUILDER has the right to request the BUYER to replace the Representative who is deemed unsuitable and unsatisfactory for the proper progress of the VESSEL’s construction. The BUYER shall investigate the situation by sending its representative(s) to the SHIPYARD if necessary, and if the BUYER considers that such BUILDER’s request is justified, the BUYER shall effect such replacement as soon as conveniently arrangeable.

(End of Article)

ARTICLE V - MODIFICATIONS

1. MODIFICATIONS OF SPECIFICATIONS

The BUYER understands and pays the respect for the BUILDER’s policy and intention about the design of the VESSEL which is one of the series of the BUILDER’s standard vessels as provided in ARTICLE I.

Therefore, the BUYER shall basically not request any alternatives and/or modifications to the Specifications during the construction and prior to delivery and acceptance of the VESSEL except some modifications listed in Option List on the Specification.

The Specification may be modified and/or changed only within Option List by written agreement of the parties hereto, provided that such modifications and/or change or an accumulation thereof will not, in the BUILDER’s judgment, adversely affect the BUILDER’s planning or program in relation to the BUILDER’s other commitments, and provided, further, that the BUYER shall first agree, before such modifications and/or changes are carried out, to alterations in the Contract Price, the Delivery Date and other terms and conditions of this Contract and Specifications occasioned by or resulting from such modifications and/or changes.

Such agreement may be effected by exchange of letters signed by the authorized representatives of the parties hereto or by a telex or a fax confirmed by such letters manifesting agreements of the parties hereto which shall constitute amendments to this Contract and/or the Specifications. The BUILDER may make minor changes to the Specifications, if found necessary for introduction of improved production methods or otherwise, provided that the BUILDER shall first obtain the BUYER’s approval which shall not be unreasonably withheld.

2. CHANGE IN CLASS, ETC.

In the event that, after the date of this Contract, any requirements as to class, or as to rules and regulations to which the construction of the VESSEL is required to conform according to Paragraph 3 of Article I hereof are altered or changed by the Classification Society or the other regulatory bodies authorized to make such alterations or changes, the following provisions shall apply :

(a)

If such alterations or changes are compulsory for the VESSEL, either of the parties hereto, upon receipt of such information from the Classification Society or such other regulatory bodies, shall promptly transmit the same to the other in writing, and the BUILDER shall thereupon incorporate such alterations or changes into the construction of the VESSEL, provided that the BUYER shall first agree to adjustments required by the BUILDER in the Contract Price, the Delivery Date and other terms and conditions of this Contract and the Specifications occasioned by or resulting from such alterations or changes.

(b)

If such alterations or changes are not compulsory for the VESSEL, but the BUYER desires to incorporate such alterations or changes into the construction of the VESSEL, then, the BUYER shall notify the BUILDER of such intention. The BUILDER may accept such alterations or changes, provided that such alterations or changes will not, in the judgement of the BUILDER, adversely affect the BUILDER’s planning or program in relation to the BUILDER’s other commitments, and provided, further, that the BUYER shall first agree to adjustments required by the BUILDER in the Contract Price, the Delivery Date and other terms and conditions of this Contract and the Specifications occasioned by or resulting from such alterations or changes.

Agreements as to such alterations or changes under this Paragraph shall be made in the same manner as provided in Paragraph 1 of this Article for modifications or changes to the Specifications.

3. SUBSTITUTION OF MATERIALS

In the event that any of the materials required by the Specifications or otherwise under this Contract for the construction of the VESSEL cannot be procured in time or are in short supply to maintain the Delivery Date of the VESSEL, the BUILDER may, provided that the BUYER shall so agree in writing, supply other materials capable of meeting the requirements of the Classification Society and of the rules, regulations and requirements with which the construction of the VESSEL must comply. Any agreement as to such substitution of materials shall be effected in the manner provided in Paragraph 1 of this Article, and shall, likewise, include alterations in the Contract Price and other terms and conditions of this Contract occasioned by or resulting from such substitution.

(End of Article)

ARTICLE VI - TRIALS

1. NOTICE

The BUYER and the Representative shall receive from the BUILDER at least fourteen (14) days prior notice in writing or by fax of the time and place of the trial run of the VESSEL, and the BUYER shall promptly acknowledge receipt of such notice.

The BUYER shall have its representative on board the VESSEL to witness such trial run. Failure in attendance of the representative of the BUYER at the trial run of the VESSEL for any reason whatsoever after due notice to the BUYER as above provided shall be deemed to be a waiver by the BUYER of its right to have its representative on board the VESSEL at the trial run, and the BUILDER may conduct the trial run without the representative of the BUYER being present, and in such case the BUYER shall be obligated to accept the VESSEL on the basis of a result of sea trial issued by the BUILDER and duly signed by the Classification Society’s surveyor as a witness.

2. WEATHER CONDITION

The trial run shall be carried out under the weather condition which is deemed favorable enough by the judgement of the BUILDER with the BUYER’s representative’s consent. In the event of unfavorable weather on the date specified for the trial run, the same shall take place on the first available day thereafter that the weather condition permits. It is agreed that, if during the trial run of the VESSEL, the weather should suddenly become so unfavorable that orderly conduct of the trial run can no longer be continued, the trial run shall be discontinued and postponed until the first favorable day next following, unless the BUYER shall assent in writing the acceptance of the VESSEL on the basis of the trial run already made before such discontinuance has occurred.

Any delay of trial run caused by such unfavorable weather condition shall operate to postpone the Delivery Date by the period of delay involved and such delay shall be deemed as a permissible delay in the delivery of the VESSEL.

3. HOW CONDUCTED

(a)

All expenses in connection with the trial run are to be for the account of the BUILDER and the BUILDER shall provide at its own expense the necessary crew to comply with conditions of safe navigation. The trial run shall be conducted in the manner prescribed in the Specifications, and shall prove fulfillment of the performance requirements for the trial run as set forth in the Specifications. The course of trial run shall be determined by the BUILDER.

(b)

Notwithstanding the foregoing lubricating oil and grease necessary for the trial run of the VESSEL shall be supplied by the BUYER at the SHIPYARD prior to the time of trial run and the BUILDER shall pay the BUYER upon delivery of the VESSEL the cost of the quantities of lubricating oil and grease consumed during the trial run at the original purchase price. In measuring the consumed quantity, lubricating oil and grease remaining in the main engine, other machinery and their pipes, stern tube and the like, shall be excluded. The quantity of lubricating oil and grease supplied by the BUYER shall be in accordance with the instruction of the BUILDER.

4. METHOD OF ACCEPTANCE OR REJECTION

(a)

Upon completion of the trial run, the BUILDER shall give the BUYER a notice by fax confirmed in writing of completion of the trial run, as and if the BUILDER considers that the results of the trial run indicate conformity of the VESSEL to this Contract and the Specifications. The BUYER shall, within three (3) business days after receipt of such notice from the BUILDER, notify the BUILDER by fax confirmed in writing of its acceptance of, or rejection of the VESSEL together with the reason thereof.

(b)

However, should the results of the trial run indicate that the VESSEL, or any part thereof including its equipment fails to meet the full requirements of this Contract and the Specifications, then the BUILDER shall investigate with the representative the cause of failure and the proper steps to be taken to remedy the same and shall make whatever corrections and alterations and/or retrial as may be necessary, and upon notification by the BUILDER of completion of such alterations or corrections and/or retrial, the BUYER shall, within three (3) business days thereafter, notify the BUILDER by fax confirmed in writing of acceptance of the VESSEL or of the rejections of the VESSEL together with the reason therefore on the basis of the alterations and corrections and/or retrial by the BUILDER.

(c)

In the event that the BUYER fails to notify the BUILDER by fax confirmed in writing of the acceptance of or the rejection together with the reason therefore of the VESSEL within the period as provided in the above Sub-paragraph (a) or (b), the BUYER shall be deemed to have accepted the VESSEL.

(d)

The BUILDER may dispute the rejection of the VESSEL by the BUYER under this Paragraph, in which case the matter shall be submitted for final decision by arbitration in accordance with Article XIII hereof.

5. EFFECT OF ACCEPTANCE

Acceptance of the VESSEL as above provided shall be final and binding so far as conformity of the VESSEL to this Contract and the Specifications is concerned and shall preclude the BUYER from refusing formal delivery of the VESSEL, as hereinafter provided, if the BUILDER comply with all other procedural requirements for delivery as provided in Article VII hereof.

6. DISPOSITION OF SURPLUS CONSUMABLE STORES

Should any consumable stores furnished by the BUILDER for the trial run remain on board the VESSEL at the time of acceptance thereof by the BUYER, the BUYER agrees to buy the same from the BUILDER at the original purchase price thereof, and payment by the BUYER shall be effected upon delivery of the VESSEL.

(End of Article)

ARTICLE VII - DELIVERY

1. TIME AND PLACE

The VESSEL shall be delivered by the BUILDER to the BUYER at the SHIPYARD on or before                      except that, in the event of delay in the construction of the VESSEL or any performance required under this Contract due to causes which under the terms of this Contract permit postponement of the date for delivery, the aforementioned date for delivery of the VESSEL shall be postponed accordingly. The aforementioned date, or such later date to which the requirement of delivery is postponed pursuant to such terms, is herein called the “Delivery Date”.

2. WHEN AND HOW EFFECTED

Provided that the BUYER shall have fulfilled all of its obligations stipulated under this Contract, delivery of the VESSEL shall be effected forthwith by the concurrent delivery by each of the parties hereto to the other of the PROTOCOL OF DELIVERY AND ACCEPTANCE, acknowledging delivery of the VESSEL by the BUILDER and acceptance thereof by the BUYER.

3. DOCUMENTS TO BE DELIVERED TO BUYER

Upon delivery and acceptance of the VESSEL, the BUILDER shall deliver to the BUYER the following documents, which shall accompany the PROTOCOL OF DELIVERY AND ACCEPTANCE :

(a)	PROTOCOL OF TRIALS of the VESSEL made pursuant to the Specifications.
(b)	PROTOCOL OF INVENTORY of the equipment of the VESSEL, including spare parts and the like, all as specified in the Specifications.
(c)	PROTOCOL OF STORES OF CONSUMABLE NATURE referred to under Paragraph 3 (b) of Article VI hereof, including the original purchase price thereof.
(d)

ALL CERTIFICATES including the BUILDER’S CERTIFICATE, required to be furnished upon delivery of the VESSEL pursuant to this Contract and the Specifications. It is agreed that if, through no fault on the part of the BUILDER, the classification certificate and/or other certificates are not available at the time of delivery of the VESSEL, provisional certificates shall be accepted by the BUYER, provided that the BUILDER shall furnish the BUYER with the formal certificates as promptly as possible after such formal certificates have been issued.

(e)

DECLARATION OF WARRANTY of the BUILDER that the VESSEL is delivered to the BUYER free and clear of any liens, charges, claims. mortgages, or other encumbrances upon the BUYER’s title thereto, and in particular, that the VESSEL is absolutely free of all burdens in the nature of imposts, taxes or charges imposed by the Chinese Governmental authorities, as well as of all liabilities of the BUILDER to its subcontractor, employees and crew, and of all liabilities arising from the operation of the VESSEL in trial runs, or otherwise, prior to delivery.

(f)	DRAWINGS AND PLANS pertaining to the VESSEL as stipulated in the Specifications.
(g)	COMMERCIAL INVOICE
(h)	BILL OF SALE

4. TENDER OF VESSEL

If the BUYER fails to take delivery of the VESSEL after completion thereof according to this Contract and the Specifications without any justifiable reason, the BUILDER shall have the right to tender delivery of the VESSEL after compliance with all procedural requirements as above provided.

5. TITLE AND RISK

Title to and risk of loss of the VESSEL shall pass to the BUYER only upon delivery and acceptance thereof having been completed as stated above; it being expressly understood that, until such delivery is effected, title to and risk of loss of the VESSEL and her equipment shall be in the BUILDER excepting risks of war, earthquakes and tidal waves.

6. REMOVAL OF VESSEL

The BUYER shall take possession of the VESSEL immediately upon delivery and acceptance thereof and shall remove the VESSEL from the premises of the SHIPYARD within three (3) days including Saturday, Sunday and Holiday in Japan after delivery and acceptance thereof is effected. If the BUYER shall not remove the VESSEL from the premises of the SHIPYARD within the aforesaid three (3) days, then, in such event the BUYER shall pay to the BUILDER the reasonable mooring charges of the VESSEL.

(End of Article)

ARTICLE VIII - DELAYS AND EXTENSION OF TIME

FOR DELIVERY (FORCE MAJEURE)

1. CAUSES OF DELAY

If, at any time before the actual delivery, either the construction of the VESSEL or any performance required as prerequisite of delivery of the VESSEL is delayed due to Acts of God; acts of princes or rulers; requirement of government authorities; war or other hostilities or preparations therefore; blockade; revolution, insurrections, mobilization, civil war, civil commotion or riots; vandalism; sabotages, strikes, lockouts or other labor disturbances; plague or other epidemics; quarantines; flood; typhoons, hurricanes, storms or other weather conditions not included in normal planning; earthquakes; tidal waves; landslides; fires, explosions, collisions or strandings; embargoes; import restrictions, inability to obtain delivery or delays in delivery of materials, machinery or equipment, provided that at the time of ordering the same could reasonably be expected by the BUILDER to be delivered in the time; prolonged failure, shortage or restriction of electric current, oil or gas; defects in materials, machinery or equipment which could not have been defected by the BUILDER using reasonable care; casting or foregoing rejects or the like not due to negligence, delays caused by the Classification Society or other bodies whose documents are required; destruction of or damage to the SHIPYARD or works of the BUILDER, its subcontractors or suppliers, or of or to the VESSEL or any part thereof, by any causes herein described; delays in the BUILDER’s other commitments resulting from any causes herein described which in turn delay the construction of the VESSEL or the BUILDER’s performance under this Contract; other causes or accidents beyond control of the BUILDER, its subcontractors or suppliers of the nature indicated by the foregoing words; then and in any such case, the Delivery Date shall be postponed for a period of time which shall not exceed the total accumulated time of all such delays.

2. NOTICE OF DELAY

Within ten (10) days after the date of occurrence of any cause of delay, on account of which the BUILDER claims that it is entitled under this Contract to a postponement of the Delivery Date, the BUILDER shall notify the BUYER in writing or by fax confirmed in writing of the date such cause of delay occurred. Likewise, within ten (10) days after the date of ending of such cause of delay, the BUILDER shall notify the BUYER in writing or by fax confirmed in writing of the date such cause of delay ended. The BUILDER shall also notify the BUYER of the period, by which the Delivery Date is postponed by reason of such cause of the delay, with all reasonable dispatch after it has been determined. Failure of the BUYER to object to the BUILDER’s claim for postponement of the Delivery Date within ten (10) days after receipt by the BUYER of such notice of claim shall be deemed to be a waiver by the BUYER of its right to object such postponement of the Delivery Date.

3. DEFINITION OF PERMISSIBLE DELAY

Delays on account of such causes as specified in Paragraph 1 of this Article and any other delays of a nature which under the terms of this Contract permits postponement of the Delivery Date shall be understood to be permissible delays and are to be distinguished from unauthorized delays on account of which the Contract Price is subject to adjustment as provided for in Article III hereof.

4. RIGHT TO RESCIND FOR EXCESSIVE DELAY

If the total accumulated time of all delays on account of the causes specified in Paragraph 1 of this Article, amounts to one hundred eighty (180) days or more, then, in such event, the BUYER may rescind this Contract in accordance with the provisions of Article X hereof. The BUILDER may, at anytime after the accumulated time of the aforementioned delays justifying rescission by the BUYER, demand in writing that the BUYER shall make an election, in which case the BUYER shall, within twenty (20) days after such demand is received by the BUYER, either notify the BUILDER of its intention to rescind this Contract or consent to a postponement of the Delivery Date to a specific future date; it being understood and agreed by the parties hereto that, if any further delay occurs on account of causes justifying rescission as specified in this Article, the BUYER shall have the same right of rescission upon the same terms as herein above provided.

(End of Article)

ARTICLE IX - WARRANTY OF QUALITY

1. GUARANTEE

Subject to the provisions hereinafter set forth, the BUILDER undertakes to remedy, free of charge to the BUYER, any defects in the VESSEL which are due to defective material and/or bad workmanship on the part of the BUILDER and/or its subcontractors, provided that the defects are discovered within a period of                      months after the date of delivery of the VESSEL and a notice thereof is duly given to the BUILDER as hereinafter provided.

For the purpose of this Article, the VESSEL shall include her hull, machinery, equipment and gear, but excludes any parts for the VESSEL which have been supplied by or on behalf of the BUYER.

2. NOTICE OF DEFECTS

The BUYER shall notify the BUILDER in writing, or by fax or E-mail confirmed in writing, of any defects for which claim is made under this guarantee as promptly as possible after discovery thereof. The BUYER’s written notice shall describe the nature and extent of the defects. The BUILDER shall have no obligation for any defects discovered prior to the expiry date of the said                      months period, unless notice of such defects is received by the BUILDER not later than thirty (30) days after such expiry date.

3. REMEDY OF DEFECTS

(a)	The BUILDER shall remedy, at its expense, any defects, against which the VESSEL is guaranteed under this Article, by making all necessary repairs or replacements at the SHIPYARD.

(b)

However, if it is impractical to bring the VESSEL to the SHIPYARD, the BUYER may cause the necessary repairs or replacements to be made elsewhere which is deemed suitable for the purpose, provided that, in such event, the BUILDER may forward or supply replacement parts or materials to the VESSEL, unless forwarding or supplying thereof to the VESSEL would impair or delay the operation or working schedule of the VESSEL. In the event the BUYER proposes to cause the necessary repairs or replacements to be made to the VESSEL at any other SHIPYARD or works than the SHIPYARD, the BUYER shall first, but in all events as soon as possible, give the BUILDER notice in writing or by fax or E-mail confirmed in writing of the time and place such repairs will be made, and if the VESSEL is not thereby delayed, or her operation or working schedule is not thereby impaired, the BUILDER shall have the right to verify by its own representative(s) the nature and extents of the defects complained of. The BUILDER shall, in such case, promptly advise the BUYER by fax or E-mail, after such examination has been completed, of its acceptance or rejection of the defects as ones that are covered by the guarantee herein provided. Upon the BUILDER’s acceptance of the defects as justifying remedy under this Article, or upon award of the arbitration so determining, the BUILDER shall immediately pay to the BUYER for such repairs or replacements a sum equal to the reasonable cost of making the same repairs or replacements in the SHIPYARD.

(c)	In any case, the VESSEL shall be taken at the BUYER’s cost and responsibility to the place elected, ready in all respects for such repairs or replacements.

(d)	Any dispute under this Article shall be referred to arbitration in accordance with the provisions of Article XIII hereof.

4. EXTENT OF BUILDER’S RESPONSIBILITY

(a)

The BUILDER shall have no responsibility or liability for any other defects whatsoever in the VESSEL than the defects specified in Paragraph 1 of this Article. The BUILDER shall not in any circumstances be responsible or liable for any consequential or special losses, damages or expenses including, but not limited to, loss of time, loss of profit or earning or demurrage directly or indirectly occasioned to the BUYER by reason of the defects specified in Paragraph 1 of this Article or due to repairs or other works done to the VESSEL to remedy such defects.

(b)

The BUILDER shall not be responsible for any defects in any part of the VESSEL which may subsequently to delivery of the VESSEL have been replaced or in any way repaired by any other contractor, or for any defects which have been caused or aggravated by omission or improper use and maintenance of the VESSEL on the part of the BUYER, its servants or agents or by ordinary wear and tear or by any other circumstances whatsoever beyond the control of the BUILDER.

(c)

The guarantee contained as herein above in this Article replaces and excludes any other liability, guarantee, warranty and/or condition imposed or implied by the law, customary, statutory or otherwise, by reason of the construction and sale of the VESSEL by the BUILDER for and to the BUYER.

(End of Article)

ARTICLE X - RESCISSION BY BUYER

1. NOTICE

The payments made by the BUYER prior to the delivery of the VESSEL shall be in the nature of advances to the BUILDER. In the event that the BUYER shall exercise its right of rescission of this Contract under and pursuant to any of the provisions of this Contract specifically permitting the BUYER to do so, then the BUYER shall notify the BUILDER in writing or by fax or E-mail confirmed in writing, and such rescission shall be effective as of the date notice thereof is received by the BUILDER.

2. REFUND BY BUILDER

Thereupon the BUILDER shall promptly refund to the BUYER the full amount of all sums paid by the BUYER to the BUILDER on account of the VESSEL, unless the BUILDER proceeds to the arbitration under the provisions of Article XIII hereof. (in such case the BUILDER shall give a notice in writing thereof to the BUYER within 10 business days after receipt of the BUYER’s notice of rescission of the Contract as described in the preceding paragraph). In such event, the BUILDER shall pay the BUYER interest at the rate of five percent (5%) per annum on the amount required herein to be refunded to the BUYER, computed from the respective dates on which such sums were paid by the BUYER to the BUILDER to the date of remittance by telegraphic transfer of such refund to the BUYER by the BUILDER provided, however, that the said rescission by the BUYER is made under the provisions of Paragraph 4 of Article. VIII hereof then in such event the BUILDER shall not be required to pay any interest.

3. DISCHARGE OF OBLIGATIONS

Upon such refund by the BUILDER to the BUYER, all obligations, duties and liabilities of each of the parties hereto to the other under this Contract shall be forthwith completely discharged.

(End of Article)

ARTICLE XI - BUYER’S DEFAULT

1. DEFINITION OF BUYER’S DEFAULT

The BUYER shall be deemed to be in default of performance of its obligations under this Contract in the following cases:

(a)	If the BUYER fails to pay First Installment to the BUILDER on or before , after such Installment becomes due and payable under the provisions of Article II hereof; or

(b)	If the BUYER fails to pay Second, Installment to the BUILDER within one (1) business earlier day of following year than the date of this Contract under the provisions of Article II hereof; or

(c)	If the BUYER fails to pay Third and Fourth Installments to the BUILDER within three (3) business days, after such Installment becomes due and payable under the provisions of Article II hereof; or

(d)	If the BUYER fails to pay the Fifth Installment to the BUILDER concurrently with the delivery of the VESSEL by the BUILDER to the BUYER as provided in Article II hereof; or

(e)	If the BUYER fails to take delivery of the VESSEL, when the VESSEL is duly tendered for delivery by the BUILDER under the provisions of Article hereof;

2. INTEREST AND CHARGE

If the BUYER is in default of payment as to any Installment as provided in Paragraph 1 (a) (b) and (c) of this Article, the BUYER shall pay interest on such Installment at five percent (5%) per annum from the due date thereof to the date of payment to the BUILDER of the full amount including interest; in case the BUYER shall fail to take delivery of the VESSEL as provided in Paragraph 1(d) of this Article, the BUYER shall be deemed in default of payment of the Fifth Installment and shall pay interest thereon at the same rate as aforesaid from and including the day on which the VESSEL is tendered for delivery by the BUILDER. In any event of default by the BUYER, the BUYER shall also pay all charges and expenses incurred by the BUILDER in consequence of such default.

3. EFFECT OF DEFAULT

(a)	If any default by the BUYER occurs as provided herein above, the Delivery Date shall be automatically postponed for a period of continuance of such default by the BUYER.

(b)

If any default by the BUYER continues for a period or fifteen (15) business days, the BUILDER may, at its option, rescind this Contract by giving notice of such effect to the BUYER by fax or E-mail confirmed in writing. Upon receipt by the BUYER of such notice of rescission, this Contract shall forthwith become null and void and any of the BUYER’s Supplies shall become the sole property of the BUILDER. In the event of such rescission of this Contract, the BUILDER shall be entitled to retain any Installment of Installments theretofore paid by the BUYER to the BUILDER on account of this Contract.

4. SALE OF VESSEL

(a)

In the event of rescission of this Contract as above provided, the BUILDER shall have full right and power either to complete or not to complete the VESSEL as it deems fit, and to sell the VESSEL at a public or private sale on such terms and conditions as the BUILDER thinks fit without being answerable for any loss or damage.

(b)

In the event of the sale of the VESSEL in its completed state, the proceeds of the sale received by the BUILDER shall be applied firstly to payment of all expenses attending such sale and otherwise incurred by the BUILDER as a result of the BUYER’s default, and then to payment of all unpaid Installments of the Contract Price and interest on such Installments at the rate of five percent (5%) per annum from the respective due dates thereof to the date of application.

(c)

In the event of the sale of the VESSEL in its incompleted state, the proceeds of sale received by the BUILDER shall be applied firstly to all expenses attending such sale and otherwise incurred by the BUILDER as a result of the BUYER’s default, and then to payment of all costs of construction of the VESSEL less the Installments so retained by the BUILDER and compensation to the BUILDER for a reasonable loss of profit due to the rescission of this Contract.

(d)

In either of the above events of the sale, if the proceeds of sale exceeds the total of amounts to which such proceeds are to be applied as aforesaid, the BUILDER shall promptly pay the excess to the BUYER without interest, provided, however, that the amount of such payment to the BUYER shall in no event exceed the total amount of Installments already paid by the BUYER and the cost of the BUYER’s Supplies, if any.

(e)	If the proceeds of sale are insufficient to pay such total amounts payable as aforesaid, the BUYER shall promptly pay the deficiency to the BUILDER upon request.

(End of Article)

ARTICLE XII - INSURANCE

1. EXTENT OF INSURANCE COVERAGE

From the time of keel-laying of the VESSEL until the same is completed, delivered to and accepted by the BUYER, the BUILDER shall, at its own cost and expense, keep the VESSEL and all machinery, materials, equipment, appurtenances and outfit, delivered to the SHIPYARD for the VESSEL or built into, or installed in or upon the VESSEL, including the BUYER’s Supplies fully insured with insurance companies under coverage corresponding to the Institute Clause for BUILDER’s Risks.

The amount of such insurance coverage shall, up to the date of delivery of the VESSEL, be in an amount at least equal to, but not limited to, the aggregate of the payment made by the BUYER to the BUILDER including the value of the BUYER’s Supplies.

The policy referred to herein above shall be taken out in the name of the BUILDER and all losses under such policy shall be payable to the BUILDER.

If the BUYER so requests, the BUILDER shall at the BUYER’s cost procure insurance on the VESSEL and all parts, materials, machinery and equipment intended therefor against risks of earthquake, strikes, war peril or other risks not heretofore provided and shall make all arrangements to that end. The cost of such insurance shall be reimbursed to the BUILDER by the BUYER upon delivery of the VESSEL.

2. APPLICATION OF RECOVERED AMOUNT

(a) Partial Loss:

In the event the VESSEL shall be damaged by any insured cause whatsoever prior to acceptance thereof by the BUYER and in the further event that such damage shall not constitute an actual or a constructive total loss of the VESSEL, the BUILDER shall apply the amount recovered under the insurance policy referred to in Paragraph 1 of this Article to the repair of such damage satisfactory to the Classification Society, and the BUYER shall accept the VESSEL under this Contract if completed in accordance with this Contract and Specifications.

(b) Total Loss:

However, in the event that the VESSEL is determined to be an actual or constructive total loss, the BUILDER shall, subject to the mutual agreement between the parties hereto, either:

i)

Proceed in accordance with the terms of this Contract, in which case the amount recovered under said insurance policy shall be applied to the reconstruction and repair of the VESSEL’s damage, provided the parties hereto shall have first agreed in writing as to such reasonable postponement of the Delivery Date and adjustment of other terms of this Contract including the Contract Price as may be necessary for the completion of such reconstruction; or

ii)

Refund immediately to the BUYER the amount of all Installments paid to the BUILDER under this Contract without any interest whereupon this Contract shall be deemed to be rescinded and all rights, duties, liabilities and obligations of each of the parties to the other shall terminate forthwith.

If the parties hereto fail to reach such agreement within two (2) months after the VESSEL is determined to be an actual or constructive total loss, the provisions of Sub-paragraph (b) ii) as above shall be applied.

3. TERMINATION OF BUILDER’S OBLIGATION TO INSURE

The BUILDER’s obligation to insure the VESSEL hereunder shall cease and terminate forthwith upon delivery thereof and acceptance by the BUYER.

(End of Article)

ARTICLE XIII - DISPUTE AND ARBITRATION

1. PROCEEDINGS

In the event of any dispute between the parties hereto as to any matter arising out of or relating to this Contract or any stipulations herein or with respect hereto which can not be settled by the parties themselves, such dispute shall he submitted to and settled by arbitration held in Tokyo, Japan, by the Japan Shipping Exchange, Inc. (hereinafter called the “Exchange”) in accordance with the provisions of the Rules of Maritime Arbitration of the Exchange, except as hereinafter otherwise specifically provided.

Either party desiring to submit such dispute to the arbitration of the Exchange shall file with the Exchange the written Application for Arbitration, the Statement of Claim and the notice of appointment of an arbitrator accompanied by written acceptance of such arbitrator appointed by such party.

Within twenty (20) days after receipt of such documents as aforementioned from the Exchange, the other party shall file in turn with the Exchange the notice of appointment of an arbitrator accompanied by written acceptance of such second arbitrator appointed by the other party.

These two (2) arbitrators shall be deemed, in performance of office of arbitration, as the arbitrators appointed by the Maritime Arbitration Commission (hereinafter called the “Commission”) of the Exchange.

The third arbitrator to preside over the proceedings shall be appointed by the Commission from among such persons on the Panel of Members of the Commission (or in case of particular need, from among persons not so impanelled) as have no concern whatever with the parties or in the subject of such dispute.

The three (3) arbitrators thus appointed shall constitute the board of arbitration (hereinafter called the “Arbitration Board”) for the settlement of such dispute.

In the event, however, that the said other party should fail to appoint a second arbitrator as aforesaid within twenty (20) days following receipt of the documents concerned from the Exchange, it is agreed that the said other party shall thereby be deemed to have accepted and appointed as its own arbitrator the one appointed by the party demanding arbitration, and the arbitration shall proceed forthwith before this sole arbitrator who alone, in such event, shall constitute the Arbitration Board.

The award made by the sole arbitrator or by the majority of the three (3) arbitrators, as the case may be, shall be final and binding upon the parties hereto. If the majority of the three (3) arbitrators is not obtained, then the decision of the third arbitrator shall be final and binding upon the parties hereto.

Notwithstanding the preceding provisions of this Paragraph, it is recognized that in the event of any dispute or difference of opinion arising in regard to the construction of the VESSEL, her machinery or equipment, or concerning the quality of materials or workmanship thereof or thereon, such dispute maybe referred to the Classification Society upon mutual agreement of the parties hereto as far as the Classification Society agrees to determine such dispute. The decision of the Classification Society shall be final and binding upon the parties hereto.

2. NOTICE OF AWARD

The award shall immediately be given to the BUYER and the BUILDER in writing or by fax or E-mail confirmed in writing.

3. EXPENSES

The Arbitration Board shall determine which party shall hear the expenses of the arbitration or the portion of such expenses which each party shall bear.

4. ENTRY IN COURT

Judgment upon the award may be entered in any court having jurisdiction thereof.

5. ALTERATION OF DELIVERY DATE

In the event of reference to arbitration of any dispute arising out of matters occurring prior to delivery of the VESSEL, the award may include any postponement of the Delivery Date which the Arbitration Board may deem appropriate.

(End of Article)

ARTICLE XIV - RIGHT OF ASSIGNMENT

Neither of the parties hereto shall assign this Contract to a third party unless prior consent of the other party is given in writing.

In case of assignment by the BUYER, such assignment shall further be subject to the approval of the relevant governmental authority, if any, and the BUYER shall remain liable under this Contract.

This Contract shall ensure to the benefit of and shall be binding upon the lawful successors or the legitimate assigns of either of parties hereto.

(End of Article)

ARTICLE XV TAXES AND DUTIES

1. TAXES AND DUTIES IN CHINA

The BUILDER shall bear and pay all taxes and duties imposed in China in connection with execution and/or performance of this Contract, excluding any taxes and duties imposed upon the BUYER’s Supplies.

2. TAXES AND DUTIES OUTSIDE CHINA

The BUYER shall bear and pay all taxes and duties imposed outside China in connection with execution and/or performance of this Contract, excluding any taxes and duties imposed upon those items to be procured by the BUILDER for construction of the VESSEL.

(End of Article)

ARTICLE XVI - PATENTS, TRADEMARKS, COPYRIGHTS, ETC.

1. PATENTS, TRADEMARKS AND COPYRIGHTS

Machinery and equipment of the VESSEL may bear the patent number, trademarks or trade names of the manufacturers.

The BUILDER shall defend and save harmless the BUYER from patent liability or claims of patent infringement of any nature or kind, including costs and expenses for, or on account of any patented or patentable invention made or used in the performance of this Contract and also including costs and expenses of litigation, if any.

Nothing contained herein shall be construed as transferring any patent or trademark rights or copyright in equipment covered by this Contract, and all such rights are hereby expressly reserved to the true and lawful owners thereof.

The BUILDER’s warranty hereunder does not extend to the BUYER’s Supplies.

2. GENERAL PLANS, SPECIFICATIONS AND WORKING DRAWINGS

The BUILDER retains all rights with respect to the Specifications, plans and working drawings, technical descriptions, calculations, test results and other data, information and documents concerning the design and construction of the VESSEL and the BUYER undertakes therefore not to disclose the same or divulge any information contained therein to any third parties, without the prior written consent of the BUILDER, excepting where it is necessary for usual operation, repair and maintenance of the VESSEL.

(End of Article)

ARTICLE XVII - BUYER’S SUPPLIES

1. RESPONSIBILITY OF BUYER

(a)

The BUYER shall, at its own risk, cost and expenses, supply and deliver to the BUILDER all of the items to be furnished by the BUYER as specified in the Specifications (hereinafter called “BUYER’s Supplies”) at warehouse or other storage of the SHIPYARD in the proper condition ready for installation in or on the VESSEL, in accordance with the time schedule designated by the BUILDER.

(b)

In order to facilitate installation by the BUILDER of the BUYER’s Supplies in or on the VESSEL, the BUYER shall furnish the BUILDER with necessary specifications, plans, drawings, instruction books, manuals, test reports and certificates required by the rules and regulations. The BUYER, if so requested by the BUILDER, shall, without any charge to the BUILDER, cause the representatives of the manufacturers of the BUYER’s Supplies to assist the BUILDER in installation thereof in or on the VESSEL and/or to carry out installation thereof by themselves or to make necessary adjustments thereof at the SHIPYARD.

(c)

Any and all of the BUYER’s Supplies shall be subject to the BUILDER’s reasonable right of rejection, as and if they are found to be unsuitable or in improper condition for installation. However, if so requested by the BUYER, the BUILDER may repair or adjust the BUYER’s Supplies without prejudice to the BUILDER’s other rights hereunder and without being responsible for any consequences therefrom. In such case, the BUYER shall reimburse the BUILDER for all costs and expenses incurred by the BUILDER in such repair or adjustment and the Delivery Date shall be automatically postponed for a period of time necessary for such repair or replacement.

(d)

Should the BUYER fail to deliver any of the BUYER’s Supplies within the time designated, the Delivery Date shall be extended for a period of such delay in delivery. In such event, the BUYER shall be responsible and pay to the BUILDER for all losses and damages incurred by the BUILDER by reason of such delay in delivery of the BUYER’s Supplies and such payment shall be made upon delivery of the VESSEL. If delay in delivery of any of the BUYER’s Supplies exceeds thirty (30) days, then, the BUILDER shall be entitled to proceed with construction of the VESSEL without installation thereof in or on the VESSEL, without prejudice to the BUILDER’s other rights as herein above provided, and the BUYER shall accept and take delivery of the VESSEL so constructed.

2. RESPONSIBILITY OF BUILDER

The BUILDER shall be responsible for storing and handling with reasonable care of the BUYER’s Supplies after delivery thereof at the SHIPYARD, and shall, at its own cost and expense, install them in or on the VESSEL, unless otherwise provided herein or agreed by the parties hereto, provided, always, that the BUILDER shall not be responsible for quality, efficiency and/or performance of any of the BUYER’s Supplies.

(End of Article)

ARTICLE XVIII - NOTICE

1. ADDRESS

Any and all notices and communications in connection with this Contract shall be addressed as follows:

To the BUYER:

To the BUILDER:	TSUNEISHI GROUP (ZHOUSHAN) SHIPBUILDING INC.

Retiao Village, Xiushan Island, Daishan County, Zhoushan City, Zhejiang Province, the People’s Republic of China

2. LANGUAGE

Any and all notices and communications in connection with this Contract shall be written in English.

(End of Article)

ARTICLE XIX - EFFECTIVE DATE OF CONTRACT

This Contract shall become effective as from the date of execution hereof by the parties hereto.

(End of Article)

ARTICLE XX - INTERPRETATION

1. LAWS APPLICABLE

The parties hereto agree that the validity and interpretation of this Contract and of each Article and part thereof shall be governed by the laws of Japan.

2. DISCREPANCIES

All general language or requirements embodied in the Specifications are intended to amplify, explain and implement the requirements of this Contract. However, in the event that any language or requirements so embodied permit of an interpretation inconsistent with any provisions of this Contract, then, in each and every such event, the applicable provisions of this Contract shall prevail and govern. The Specifications and Plan are also intended to explain each other, and anything shown on the Plan and not stipulated in the Specifications or stipulated in the Specifications and not shown on the Plan shall be deemed and considered as if embodied in both. In the event of conflict between the Specifications and Plan, the Specifications shall prevail and govern.

3. ENTIRE AGREEMENT

This Contract contains the entire agreement and understanding between the parties hereto and supersedes all prior negotiations, representations, undertakings and agreements on any subject matter of this Contract.

(End of Article)

IN WITNESS WHEREOF, the parties hereto have caused this Contract to be duly executed on the day and year first above written and completed in Taipei, Taiwan.

BUYER:	BUILDER:
TSUNEISHI GROUP (ZHOUSHAN)
SHIPBUILDING INC.

By :	By :
Title :	Title :